Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.05 per share, of DMC Global Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 29, 2025	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc. General Partner

	By:	/s/ Maria Reda
Maria Reda, Secretary

STEEL PARTNERS HOLDINGS GP INC.

By:	/s/ Maria Reda
Maria Reda, Secretary

SPH GROUP LLC

By:	Steel Partners Holdings GP Inc. Managing Member

By:	/s/ Maria Reda
Maria Reda, Secretary

SPH GROUP HOLDINGS LLC

By:	Steel Partners Holdings GP Inc. Manager

By:	/s/ Maria Reda
Maria Reda, Secretary

STEEL EXCEL INC.

By:	/s/ Maria Reda
Maria Reda, Secretary

STEEL CONNECT LLC

By:	/s/ Maria Reda
Maria Reda, Secretary

STEEL CONNECT SUB LLC

By:	/s/ Maria Reda
Maria Reda, Secretary